UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2014 (October 6, 2014)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973-496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On October 3, 2014, Avis Budget Group, Inc. (the “Company”) and its subsidiaries, Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC (“ABCR”), as the Borrower, entered into a third amendment and restatement, dated as of October 3, 2014, of the Second Amended and Restated Credit Agreement dated as of August 2, 2013, with JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders party thereto. Pursuant to this amendment, the amount available under the Company’s revolving credit facility was increased from $1.65 billion to $1.8 billion and the maturity of the facility was extended. The new credit agreement also contains revised affirmative covenants, financial and other negative covenants and certain other revised terms. In connection with this amendment, the Company also entered into a Second Amendment to the Guarantee and Collateral Agreement dated October 3, 2014.

A copy of each of the Third Amended and Restated Credit Agreement and the Second Amendment to the Guarantee and Collateral Amendment is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Certain of the lenders party to the credit agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Avis Budget Group, Inc., ABCR and their subsidiaries for which they have received, and will receive, customary fees and expenses.

Model Year 2015 Fleet Purchase Agreement with Ford

On September 30, 2014, ABCR and Ford Motor Company entered into a letter agreement (the “Ford Agreement”) for the purchase of vehicles from Ford dealers. The Ford Agreement sets forth the terms and conditions related to ABCR’s purchase of vehicles from Ford dealers for the 2015 vehicle model year. The Ford Agreement also sets forth the terms and conditions related to Ford’s guaranteed auction value program, which guarantees the price of certain vehicles purchased by ABCR under the Ford Agreement when sold at auction. The Ford Agreement is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above in “Item 1.01 Entry into a Material Definitive Agreement” under the heading “Third Amended and Restated Credit Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 1, 2014, holders of our maturing 3½% Convertible Senior Notes due 2014 exchanged their outstanding notes for an aggregate of 4,019,009 shares of our common stock, par value $0.01 per share, in transactions exempt from registration under Section 4(a)(2) of the Securities Act. These notes were exchanged at the initial conversion rate of 61.5385 shares of common stock per $1,000 principal amount, which is equal to a conversion price of approximately $16.25 per share. There was no additional consideration in connection with these exchanges. No exchanges were made by any directors or executive officers of the company.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of October 3, 2014, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, Avis Budget Group, Inc., the Subsidiary Borrowers from time to time parties there, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, Citicorp USA, Inc., Bank of America, N.A., Barclays Bank plc, Credit Agricole Corporate and Investment Bank, and The Royal Bank of Scotland plc, as Co-Documentation Agents.

10.2
Second Amendment to the Guarantee and Collateral Agreement, dated as of October 3, 2014, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, certain Subsidiaries of the Borrower from time to time parties there, in favor or JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Avis Budget Car Rental 2015 Model Year Program Letter dated September 30, 2014 between Avis Budget Car Rental, LLC and Ford Motor Company.*

*Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: October 6, 2014

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated September 30, 2014 (October 6, 2014)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of October 3, 2014, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, Avis Budget Group, Inc., the Subsidiary Borrowers from time to time parties there, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, Citicorp USA, Inc., Bank of America, N.A., Barclays Bank plc, Credit Agricole Corporate and Investment Bank, and The Royal Bank of Scotland plc, as Co-Documentation Agents.

10.2
Second Amendment to the Guarantee and Collateral Agreement, dated as of October 3, 2014, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, certain Subsidiaries of the Borrower from time to time parties there, in favor or JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Avis Budget Car Rental 2015 Model Year Program Letter dated September 30, 2014 between Avis Budget Car Rental, LLC and Ford Motor Company.*

*Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.